EXHIBIT 21

                      OLYMPIC CASCADE FINANCIAL CORPORATION

Subsidiaries of the Registrant

September 30, 2005

                                                                   Percentage
                                                                   of Voting
                                            State of               Securities
Subsidiary Name                             Incorporation            Owned
---------------                             -------------            -----

National Securities Corporation             Washington                100%

Robotic Ventures Group LLC                  Delaware                 24.5%


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